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                                                             EXHIBIT 99.22(d)(4)

              AMENDMENT NO. 2 TO THE INVESTMENT ADVISORY AGREEMENT

This Second Amendment ("Amendment") to the Investment Advisory Agreement (defined below), is effective as of December 31, 2004, by and between Vantagepoint Investment Advisers, LLC, a Delaware limited liability company ("Client"), Capital Guardian Trust Company ("Sub-Adviser"), and The Vantagepoint Funds, a Delaware business trust (the "Funds").

      WHEREAS, the Client and Sub-Adviser entered into the Investment Subadvisory Agreement dated March 1, 1999 (the "Agreement") for the management of the Vantagepoint International Fund (the "Fund");

      WHEREAS, the Funds, on behalf of the Fund, is a party to certain designated Sections of the Agreement, as set forth in the Agreement;

      WHEREAS, the Client, Sub-Adviser and Funds previously amended the Agreement effective as of December 10, 2001; and

      WHEREAS, the Client, Sub-Adviser and the Funds desire to amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

      1. Section 12. LIMITATION ON LIABILITY AND INDEMNIFICATION, is hereby amended and restated as follows:

                  Notwithstanding anything to the contrary herein, in the
            absence of any willful misfeasance, bad faith, or gross negligence, in the performance of the Sub-Adviser's duties, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement, the Sub-Adviser shall not be subject to liability to the Fund, Client or their respective shareholders or any other person for any act or omission in the course of rendering services under this Agreement or for losses sustained in connection with the matters to which this Agreement relates. However, neither this provision nor any other provision of this Agreement shall constitute a waiver or limitation of any rights which Client or the Fund may have under federal or state securities laws.

                  Sub-Adviser agrees to indemnify and hold harmless Client, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act of 1940 ("affiliated person" and the "1940 Act", respectively) of Client (other than the Sub-Adviser) and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls the Client ("controlling person") against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses) to which the Client or such affiliated

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            person or controlling person may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), or under any other statue, at common law or otherwise, which may be based upon willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties, or reckless disregard of its obligations and duties under this Agreement, provided however, that no indemnity by the Sub-Adviser is required for any matter which requires the Client to provide an indemnity under the paragraph directly below.

                  Client agrees to indemnify and hold harmless Sub-Adviser, its affiliates and their respective directors, officers, employees and affiliated persons and controlling persons (collectively, the "Indemnified Sub-Adviser Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Indemnified Sub-Adviser Parties may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which does not require the Sub-Adviser to provide an indemnity under the paragraph directly preceding this one, provided that none of the Indemnified Sub-Adviser Parties has acted in a manner that involves willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement.

      2. All other provisions of the Agreement remain in full force and effect.

      3. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON
December 31, 2004.

         THE VANTAGEPOINT FUNDS

         By:      /s/ Paul Gallagher
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         Title:   Paul Gallagher, Secretary
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         VANTAGEPOINT INVESTMENT ADVISERS, LLC

         By:      /s/ Paul Gallagher
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         Title:   Paul Gallagher, Secretary
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         CAPITAL GUARDIAN TRUST COMPANY

         By:      /s/ Illegible
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         Title:   Senior Vice President & Treasurer
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